EXHIBIT 10.56





                                ESCROW AGREEMENT

                  THIS AGREEMENT is made as of Februry 28, 2002,

B E T W E E N:

                    E*COMNETRIX INC., a company continued under the Canada Business Corporations Act, having an office at 2000 Powell St., Ste. 1205, Emeryville, California, USA 94608

                    ("E*Comnetrix") - and -

                    MARK SMITH, businessperson, of 220 South Rock Rd., #9, Reno, Nevada 94608

                    ("Smith") - and -

                    J. ERIK MUSTAD, businessperson, of 154 Bret Harte Road, San Rafael, California 94901

                    ( the "Escrow Agent")

RECITALS:

A. E*Comnetrix and Smith (collectively, the "Transaction Parties") have entered into an agreement pursuant to which E*Comnetrix will issue to Smith 1,000,000 units (the "Units") at the price of US$0.05 per Unit, each Unit consisting of one common share in the capital of E*Comnetrix (the "Shares") and one non-transferable share purchase warrant entitling Smith to purchase one additional common share in the capital of E*Comnetrix at the price of US$0.05 per share until March 1, 2007 (the "Warrants");

B. The Shares and Warrants will be deposited with the Escrow Agent to be held in escrow by the Escrow Agent on the terms and conditions contained in this Agreement;

          NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.1.         Definitions

             In this Agreement:

     1.1.1. "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular Article, section or other portion hereof;

     1.1.2. "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in British Columbia; and


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     1.1.3.  "Person" means any individual,  partnership,  limited  partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

1.2.         Headings

             The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3.         References to Articles and Sections

             Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4.         Gender and Number

             In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5.         Invalidity of Provisions

             Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.6.         Amendment, Waiver

             No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.7.         Governing Law, Attornment

             This Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable therein and the Transaction Parties hereby irrevocably attorn to the jurisdiction of the state of Nevada.

1.8.         Term of Agreement

             This Agreement (other than section 3.3, which shall survive the termination of the escrow) shall be of no further force or effect as of and from the date on which the Escrow Agent no longer holds any of the Shares or Warrants, unless otherwise terminated, extended or modified by all of the parties hereto.

1.9          Counterparts




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             This Agreement may be executed in as many  counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Agreement.

                                   ARTICLE 2.
                                     ESCROW

2.1.         Transaction Documents

             Upon execution, the Shares and Warrants shall be held in escrow by the Escrow Agent until released in accordance with Section 2.2, 2.3 or 2.4 (the "Escrow Period").

2.2.         Release of Shares and Warrants to Smith

             The Shares and Warrants are to be released from the escrow hereby created and delivered by the Escrow Agent to Smith within five Business Days of the receipt by the Escrow Agent of written notice from the Chief Executive Officer or President of E*Comnetrix that, and E*Comnetrix agrees to notify the Escrow Agent within five Business Days from the date that, any one of the following have occurred:

               (a) the average of the closing bid and ask prices for the common shares of E*Comnetrix on the Over-the-Counter Bulletin Board or any other major stock exchange in the United States of America for any period of 30 consecutive calendar days is equal to or greater than US$0.50; or

               (b) subsequent to the date the Shares and Warrants are issued (the "Issue Date"), E*Comnetrix has two consecutive fiscal quarters of positive earnings before interest, taxes, depreciation and amortization charges ("EBITDA"); or

               (c) E*Comnetrix enters into or the board of directors of E*Comnetrix (the "Board") approves any contract or agreement that could reasonably be expected, in principle or intent or outcome, to result in a change of control of E*Comnetrix; or

               (d) E*Comnetrix enters into or the Board approves any contract or agreement that could reasonably be expected, in principle or intent or outcome, to result in a merger or consolidation of E*Comnetrix with one or more corporations; or

               (e) E*Comnetrix enters into or the Board approves any contract or agreement that could reasonably be expected, in principle or intent or outcome, to result in a sale or disposition of a majority of the assets of E*Comnetrix or any of its subsidiaries; or

               (f)  Smith is removed as President of  E*Comnetrix  by the Board;
                    or

               (g) the Board, by the approval of a majority of the Board including the affirmative vote of Erik Mustad if he is then a member of the Board but not including the vote of Smith, approves the release of the Shares and Warrants from the escrow hereby created.

2.3.         Return of Purchase Price to Smith

             In the event that E*Comnetrix retains counsel to or files for bankruptcy protection or other protection from creditors, E*Comnetrix will pay to Smith US$50,000 plus any amounts received by E*Comnetrix from Smith in respect of his exercise of any of the Warrants (collectively, the "Monies") and within five business days of the receipt by the Escrow Agent of written notice from the President of E*Comnetrix confirming that the Monies have been paid to Smith, the Shares and Warrants will be released from the escrow hereby created and delivered by the Escrow Agent to E*Comnetrix to be returned to the treasury of E*Comnetrix and cancelled.

2.4          Release of Shares and Warrants to E*Comnetrix

             If the Shares and Warrants have not been released and delivered to Smith pursuant to section 2.2 and the Monies have not been paid to Smith pursuant to section 2.3 by 5:00 p.m. on August 1, 2003, then E*Comnetrix will pay to Smith the Monies by September 1, 2003 and within five business days of the receipt by the Escrow Agent of written notice from the President of E*Comnetrix confirming that the Monies have been paid to Smith, the Shares and Warrants will be released from the escrow hereby created and delivered by the Escrow Agent to E*Comnetrix to be returned to the treasury of E*Comnetrix and cancelled. In the event that E*Comnetrix does not pay the Monies to Smith by September 1, 2003, within five Business Days of the receipt by the Escrow Agent of written notice from Smith confirming that the Monies have not been paid to Smith, the Shares and Warrants will be released from the escrow hereby created and delivered by the Escrow Agent to Smith.

                                   ARTICLE 3.
                           PROTECTION OF ESCROW AGENT

3.1.         Instructions to Escrow Agent

             E*Comnetrix  and  Smith  shall,  as  and  when  necessary,   give
          instructions to the Escrow Agent, and the Escrow Agent shall be entitled to rely on such instructions and shall not be responsible for any action taken in reliance on such instructions. Except as provided in sections 2.2, 2.3, and 2.4 the Escrow Agent shall not be required to take any action with respect to the Shares and Warrants except on the joint written instructions of E*Comnetrix and Smith.

3.2.         Indemnity

             The Transaction Parties shall jointly and severally indemnify the Escrow Agent and every attorney appointed by it in respect of all liabilities and expenses incurred by it (including legal fees on a solicitor and their own client basis) in good faith in the execution or purported execution of any rights and obligations in accordance with this Agreement.

3.3.         No Liability for Losses

             The Escrow Agent shall not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers, obligations and discretions in good faith under this Agreement and in particular (but without limitation) the Escrow Agent shall not be liable for anything other than the delivery of the Shares and Warrants in accordance with this Agreement.




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3.4.         Reliance

             In acting hereunder the Escrow Agent shall be fully protected in relying upon and shall be entitled to rely upon an opinion of independent legal counsel satisfactory to the Escrow Agent as to the fulfilment of its duties and obligations hereunder and shall not be responsible for any act or omission with respect to its administration of this Agreement except for its own wilful act or default.

3.5.         Depository Only

             It is expressly understood that the Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it or for the form of execution of such instrument or for the identity, authority or rights of any Person executing or depositing the same or for the terms and conditions of any instrument pursuant to which the parties may act.

3.6.         No Other Responsibilities

             The Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine and the Escrow Agent may assume that any Person purporting to give any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

3.7.         Not Bound by Modifications

             The Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by the Transaction Parties. In no event shall any modification of this Agreement affect the rights or duties of the Escrow Agent or be binding upon the Escrow Agent unless it shall have given its prior written consent thereto.

3.8.         Uncertainty

             In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the Transaction Parties or from any other Person with respect to the Shares and Warrants or the provisions of this Agreement which, in its opinion, are in conflict with any provision of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all the Transaction Parties hereto or by final order or judgment of a court of competent jurisdiction in respect of which no further right of appeal lies and/or in respect of which the time for appeal therefrom has expired.

                                   ARTICLE 4.
                                     GENERAL

4.1.         Notices

             Any notice, document, request or other communication required or permitted to be given hereunder will be in writing and will be given by delivery to the relevant address indicated below or by facsimile transmission or electronic message system to such address and such notice shall, if sent on any day by facsimile transmission or electronic message system after the normal business hours of the recipient, be deemed to have been given on the next Business Day:



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             E*Comnetrix Inc.
             2000 Powell St., Ste. 1205
             Emeryville, California
             USA 94608

             Attention:                Board of Director
             Telecopier Number:        510-985-0900

             Mark Smith
             220 South Rock Rd., #9
             Reno, Nevada, 89502
             Telecopier number:        510-985-1725

             Escrow Agent
             J. Erik Mustad
             154 Bret Harte Road
             San Rafael, California, 94901
             Telecopier number:        415-361-0802

4.2.         Miscellaneous Fees and Expenses

             E*Comnetrix will pay or procure the payment when due of all present and future fees, costs, charges and expenses of the Escrow Agent acting in that capacity pursuant to this Agreement.

4.3.         Successors and Assigns

             This Agreement shall be binding and shall enure to the benefit of the Transaction Parties and the Escrow Agent and their respective successors and assigns.

             IN  WITNESS   WHEREOF  the  parties  hereto  have  executed  this
          Agreement.

             E*COMNETRIX INC.

By: /s/ J. Erik Mustad
    -----------------------------------
    J. Erik Mustad
    Director, Chief Executive Officer

By: /s/ Stuart Rogers
    -----------------------------------
    Stuart Rogers
    Director

    /s/ Mark Smith
    -----------------------------------
    Mark Smith